UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 9, 2015

TRHF COMPANY LIMITED, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-1595140	80-0952322
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit B, 5/F, CKK Commercial Center, 289
Hennessy Road,
Hong Kong, China

(Address of principal executive offices)

852-28452283

(Registrant's telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 9, 2015, TRHF Company Limited, Inc. ("TRHF"), entered into a share exchange agreement (the "Exchange Agreement") with Health Plus International Ltd. ("HPIL") and Wang Bo, on behalf of himself and certain other individuals who received shares of TRHF pursuant to the Exchange Agreement. On the terms and subject to the conditions set forth in the Exchange Agreement, on July 9, 2015, Wang Bo, holding all 50,000 shares of HPIL common stock, sold, assigned, transferred and delivered, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the shares of HPIL held by him to TRHF; the objective of such transfer being the acquisition by the TRHF of all the issued and outstanding shares of HPIL common stock. In exchange for the transfer of such securities by Wang Bo, TRHF is issuing, to the shareholders listed on Composite Exhibit A to the Exchange Agreement (the "Shareholders"), 587,420,000 shares of the Company's common stock, par value $.001 per share, as set forth therein. Wang Bo has surrendered his certificate representing all of the HPIL shares to the Company. The Shareholder have received certificates evidencing their ownership of TRHF.

Prior to the date of the Exchange Agreement, Wang Bo was the majority shareholder of TRHF and a number of the Shareholders we shareholders of TRHF. Prior to the change of control event described in TRHF's Form 8-K filed on June 16, 2015, Wang Bo, the Shareholders and their affiliates had no interaction with TRHF other than the negotiation.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 9, 2015, TRHF acquired all of the outstanding equity of HPIL. HPIL is the parent company of Pioneer International Ltd., a Hong Kong company. Shenzhen TiianRuiHuiFeng Agriculture Co., Ltd., is the wholly-owned subsidiary of Pioneer International Ltd. Through the aforementioned companies, TRHF has altered its business plan so that it is now a provider of platforms supporting relaxed and replenishing life in beautiful ecological countryside. In TRHF's business, groups of "new" farmers form smart-living tribes that integrate work, life and travel. TRHF's products and services are mainly engaged in the mobile Internet+, ecological agriculture, and the Internet of Things (IoT) in agriculture, RV travel, farming culture, wise and quality agriculture integrated with financial big data and ecotourism resort business. TRHF is currently investing and constructing smart-living tribes (wise and quality agricultural parks) on the "string of pearls" through six provinces of Guangxi, Guizhou, Yunnan, Jiangxi, Hubei and Hunan, which formed two circular routes with total length of about ten thousand kilometers.

The aforementioned companies (the "Companies") were acquired from Wang Bo upon execution of the Exchange Agreement. As payment for the Companies, TRHF issued 587,420,000 shares of its common stock to the Shareholders, as directed by Wang Bo. Prior to the date of the Exchange Agreement, Wang Bo was the majority shareholder of TRHF and a number of the Shareholders we shareholders of TRHF. Prior to the change of control event described in TRHF's Form 8-K filed on June 16, 2015, Wang Bo, the Shareholders and their affiliates had no interaction with TRHF other than the negotiation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Share Exchange Agreement, by and among TRHF Company Limited, Inc., Health Plus International Ltd., Wang Bo and the individuals listed on composite Exhibit A attached thereto, dated July 9, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THRF Company Limited, Inc.

Date: July 13, 2015	By:	/s/ Song Zhilin
	Name:	Song Zhilin
	Title:	Director and Authorized Signatory

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EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Share Exchange Agreement, by and among TRHF Company Limited, Inc., Health Plus International Ltd., Wang Bo and the individuals listed on composite Exhibit A attached thereto, dated July 9, 2015

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